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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  MARCH 1, 2002
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                              GOLDEN TELECOM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            0-27423                          51-0391303
     (State of incorporation)           (Commission File Number)         (IRS Employer Identification No.)

                 REPRESENTATION OFFICE GOLDEN TELESERVICES, INC.
                               12 TRUBNAYA ULITSA
                              MOSCOW, RUSSIA 103045
                     (Address of principal executive office)

                              (011-7-501) 797-9300
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     On March 1, 2002, Golden Telecom, Inc. (the "Company" "GTI") became aware that the Kiev City Prosecutor's Office have initiated an investigation into the activities of the Company's 69 percent owned subsidiary in Ukraine, Golden Telecom (Ukraine) ("GTU"). Although all of the facts concerning the allegations are not known to GTI at this time, the investigation appears to concern alleged improprieties in the manner in which GTU routed certain traffic through the state-owned monopoly carrier, Ukretelecom. The Company's partners in GTU, who act as General Director and Technical Director under the terms of GTU's foundation agreements, are of the opinion that these events are related to ongoing commercial disputes and litigation between GTU and Ukretelecom. The Company has requested, and the Company's local partners have agreed, that the local partner's will cease to actively participate in the daily management of GTU. It is the express policy of GTI to comply with all legislation and regulation in the jurisdictions where the Company operates. GTI intends to fully cooperate with the ongoing investigation.

Item 7.  Financial Statements and Exhibits.

     None


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  GOLDEN TELECOM, INC.
                                  (Registrant)

                                  By:    /s/ DAVID STEWART
                                         ---------------------------------
                                  Name:  David Stewart
                                  Title: Chief Financial Officer and Treasurer
                                  (Principal Financial Officer)


Date: March 5, 2002